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                                                                   EXHIBIT 3.03


                                RESTATED BYLAWS

                                       OF

                        EDUCATION MANAGEMENT CORPORATION

                                                        Adopted: August 15, 1996


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                                RESTATED BY-LAWS
                                       OF
                        EDUCATION MANAGEMENT CORPORATION

                               TABLE OF CONTENTS

                                                                         PAGE

ARTICLE I         MEETING OF SHAREHOLDERS

Section 1.1       Annual Meeting                                            1
Section 1.2       Special Meetings                                          1
Section 1.3       Place of Meetings                                         1
Section 1.4       Notice of Meetings                                        1
Section 1.5       Quorum; Adjournments                                      1
Section 1.6       Advance Notice of Shareholder Proposals                   2
Section 1.7       Advance Notice of Shareholder Nominations                 3
Section 1.8       Voting                                                    4
Section 1.10      Informal Action                                           4
Section 1.11      Presence at Meetings                                      5

ARTICLE II        DIRECTORS

Section 2.1       Number, Qualifications, Election
                   and Term of Office                                       5
Section 2.2       Vacancies                                                 6
Section 2.3       Removal of Directors                                      6
Section 2.4       Annual Meeting; Other Regular Meetings                    6
Section 2.5       Special Meetings                                          7
Section 2.6       Quorum                                                    7
Section 2.7       Powers of Directors                                       7
Section 2.8       Informal Action                                           7
Section 2.9       Telephone Participation in Meetings                       7
Section 2.10      Compensation of Directors                                 7

ARTICLE III       COMMITTEES OF DIRECTORS

Section 3.1       Appointment and Powers                                    8
Section 3.2       Appointment by Committees of Substitute Members           8
Section 3.3       Procedure                                                 8
Section 3.4       Telephone Participation in Meetings                       9
Section 3.5       Informal Action                                           9


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ARTICLE IV        OFFICERS                                               PAGE

Section 4.1       Enumeration                                               9
Section 4.2       Chairman                                                  9
Section 4.3       Chief Executive Officer                                   9
Section 4.4       President                                                10
Section 4.5       Vice President                                           10
Section 4.6       Secretary                                                10
Section 4.7       Treasurer                                                10
Section 4.8       Other Officers                                           11
Section 4.9       Compensation                                             11
Section 4.10      Additional Duties of Officers                            11

ARTICLE V         STOCK

Section 5.1       Issuance of Stock                                        11
Section 5.2       Certificate of Stock                                     11
Section 5.3       Transfer of Stock                                        12
Section 5.4       Lost, Stolen, Destroyed or
                   Mutilated Certificates                                  12
Section 5.5       Regulations                                              12
Section 5.6       Holders of Record                                        12
Section 5.7       Record Date                                              12
Section 5.8       Restriction on Transfer Rights                           13

ARTICLE VI        LIABILITY OF DIRECTORS

Section 6.1       Directors' Personal Liability                            13
Section 6.2       Preservation of Rights                                   13

ARTICLE VII       INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7.1       Mandatory Indemnification of Directors and Officers      14
Section 7.2       Mandatory Advancement of Expenses
                   to Directors and Officers                               15
Section 7.3       Permissive Indemnification and Advancement of Expenses   16
Section 7.4       Enforcement                                              16
Section 7.5       General                                                  17
Section 7.6       Definition of Corporation                                17
Section 7.7       Definition of Authorized Representative                  17


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                                                                         PAGE

Section 7.8       Savings Clause                                           18
Section 7.9       Insurance                                                18
Section 7.10      Funding to Meet Indemnification Obligations              18

ARTICLE VIII      GENERAL PROVISIONS

Section 8.1       Corporate Seal                                           18
Section 8.2       Fiscal Year                                              18
Section 8.3       Authorization                                            19
Section 8.4       Inapplicability of Subchapter 25E                        19
Section 8.5       Inapplicability of Subchapter 25F                        19
Section 8.6       Inapplicability of Subchapter 25G                        19
Section 8.7       Inapplicability of Subchapter 25H                        19

ARTICLE IX        AMENDMENTS                                               19


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                                RESTATED BYLAWS
                                       OF
                        EDUCATION MANAGEMENT CORPORATION

                                   ARTICLE I

                            MEETING OF SHAREHOLDERS

                  Section 1.1 Annual Meeting. An annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the same shall be held on the ____ day of November of each year, at 10:00 a.m., prevailing time, or at such other date and time as shall be designated by the Board of Directors. If the day fixed for the meeting falls on a Saturday or Sunday, or is a legal holiday, the meeting shall be held at the same hour on the next succeeding full business day or as soon thereafter as practicable.

                  Section 1.2 Special Meetings. Special meetings may be called only by the Chairman, the Chief Executive Officer, the President, or a majority of the directors in office. The only business to be transacted at a special meeting of shareholders shall be the business stated in the notice provided pursuant to Section 1.4 of these Bylaws.

                  Section 1.3 Place of Meetings. Meetings of the shareholders shall be held at the registered office of the Corporation, or at such other place within or without the Commonwealth of Pennsylvania as shall be fixed by the Board of Directors or the person or persons calling the meeting.

                  Section 1.4 Notice of Meetings. A written notice stating the place, day and hour of any meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given by, or at the direction of, the Secretary, to each shareholder of record entitled to vote at such meeting, at such address as appears upon the records of the Corporation, at least twenty (20) days before the day named for the meeting if written notice is given by bulk mail or five (5) days before the day named for the meeting if written notice is given by first class or express mail, postage prepaid, or by telegram, telex or TWX (with answerback received), unless a greater period of time is required by law in a particular case.

                  Section 1.5 Quorum; Adjournments. The presence, in person or by proxy, of the majority of the outstanding shares entitled to vote shall constitute a quorum. The shareholders present at a duly authorized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by statute, adjourn the meeting to such time and place as they may determine, but in the



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case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing the directors. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting other than the announcement at the meeting at which such adjournment is taken. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

                  Section 1.6 Advance Notice of Shareholder Proposals. At any annual meeting of shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who complies with the notice procedure set forth in this Section 1.6. For business to be properly brought before any annual meeting of the shareholders by a shareholder, the shareholder must be entitled by Pennsylvania law to present such business and such shareholder must have given timely notice of such shareholder's intent to make such presentation. To be timely, a shareholder's notice must have been received by the Secretary of the Corporation not less than 60 nor more than 90 days in advance of the first anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must have been received no later than the close of business on the 5th day following the day on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (i) a brief description of each item of business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business; (iii) a representation by the shareholder proposing such business that such shareholder will be a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (iv) the class and number of shares of the Corporation that are beneficially owned by the shareholder; and (v) as to each item of business the shareholder proposes to bring before the meeting, any material interest of the shareholder in such business. In addition, the shareholder making such proposal shall promptly provide any other information reasonably requested by the Corporation.

                  Only such business shall be conducted at any annual meeting of shareholders as shall have been brought before such meeting in accordance with the requirements set forth in these Bylaws. Notwithstanding the foregoing provisions of this Section 1.6, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights of any shareholder to request inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Except as otherwise required by law, the chairman of any annual meeting of shareholders shall have the power and duty (x) to determine whether any business proposed to be brought before the meeting was brought in accordance with the requirements set forth in these Bylaws and (y) if any proposed



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business was not brought in compliance with these Bylaws to declare that such defective proposal shall be disregarded. For purposes of Sections 1.6 and 1.7 of these Bylaws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, the Associated Press or any comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  Section 1.7 Advance Notice of Shareholder Nominations. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote generally in the election of directors; provided, however, that a shareholder may nominate a person for election as a director at a meeting only if timely notice of such shareholder's intent to make such nomination has been given to the Secretary of the Corporation. To be timely, a shareholder's notice must have been received by the Secretary of the Corporation (a) in the case of an annual meeting, not less than 60 nor more than 90 days in advance of the first anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must have been received no later than the close of business on the fifth day following the date on which public announcement of the date of such meeting is first made; and (b) in the case of a special meeting at which directors are to be elected, not later than the close of business on the fifth day following such public announcement. Each such notice shall set forth: (i) the name and address, as they appear on the Corporation's books, of the shareholder who intends to make the nomination and the name(s) and address list of the person or persons to be nominated; (ii) a representation that the holder will be a holder of record of shares of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and nominate the person or persons specified in the notice; (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the consent of each nominee to serve as a director of the Corporation, if so elected. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.7. Notwithstanding the foregoing provisions of these Bylaws, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in these Bylaws.



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                  Except as otherwise required by law, the chairman of any
meeting of shareholders shall have the power and duty (x) to determine whether a nomination was made in accordance with the requirements set forth in these Bylaws and (y) if any proposed nomination was not made in compliance with these Bylaws, to declare that such defective nomination shall be disregarded.

                  Section 1.8 Voting. Except as otherwise provided by law or the Articles of Incorporation, every shareholder of record shall have the right at every shareholders' meeting to one (1) vote for every share standing in his or her name on the books of the Corporation. A majority of the votes cast shall decide every question or matter submitted to the shareholders unless otherwise provided by law or the Articles of Incorporation. The vote upon any matter submitted to the shareholders may be taken viva voce; provided, however, that the vote upon any question shall be by ballot if demand for the same is made by any shareholder or is directed by the chairman of the meeting.

                  Section 1.9 Informal Action. Whenever the vote of the shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of law or of the Articles of Incorporation, the meeting, notice and vote of shareholders may be dispensed with, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding shares, prior or subsequent to such corporate action, and filed with the Secretary of the Corporation.

                  Section 1.10 Presence at Meetings. A shareholder may participate in a meeting of the shareholders only if the shareholder or the shareholder's duly authorized proxy is physically present in person at the meeting. A shareholder or a proxy may not participate in a meeting of the shareholders by means of conference telephone or similar communications equipment.

                                   ARTICLE II

                                   DIRECTORS

                  Section 2.1 Number, Qualifications, Election and Term of Office. The number of directors to manage and control the affairs of the Corporation shall be as determined by the Board of Directors from time to time, but shall not be less than three (3). Directors need not be shareholders of the Corporation or residents of the Commonwealth of Pennsylvania. Directors shall be elected by the shareholders at the annual meeting or any special meeting called for such purpose. Each director shall be elected to serve until the next annual meeting of the shareholders and until his or her successor is duly elected and qualified.

                  The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. The initial Class I, II and III directors shall be those elected



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and designated to serve as such directors at the meeting of shareholders held to approve the Articles of Amendment dated as of October 24, 1996 (the "Shareholders Meeting"), such Class I directors shall hold office for a term to expire at the first annual meeting of the shareholders after the Shareholders Meeting; such Class II directors shall hold office for a term to expire at the second annual meeting of the shareholders after the Shareholders Meeting; and such Class III directors shall hold office for a term to expire at the third annual meeting of the shareholders after the Shareholders Meeting, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election the directors elected to succeed those whose terms expire shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the shareholders after their election, and until their respective successors are duly elected and qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class and until his or her successor is duly elected and qualified.

                  Subject to the rights of holders of any series of Preferred Stock then outstanding, in the case of any increase in the number of directors of the Corporation the additional director or directors shall be elected by the Board of Directors. No decrease in the number of directors of the Corporation shall shorten the term of any incumbent director.

                  Section 2.2 Vacancies. Vacancies in the Board of Directors caused by death, resignation, increase in the number of directors or otherwise shall be filled by a majority vote of the remaining member or members of the Board; and each director so elected shall hold office until the next selection of the class for which such director has been chosen and until his or her successor is duly elected and qualified.

                  Section 2.3 Removal of Directors. The entire Board of Directors, or any class of the Board, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon only for cause. In case the Board or a class of the Board or any one or more directors are so removed, new directors may be elected at the same meeting. The repeal of a provision of the Articles of Incorporation or these Bylaws prohibiting, or the addition of a provision to the Articles of Incorporation or these Bylaws permitting, the removal by the shareholders of the Board, a class of the Board or a director without assigning any cause shall not apply to any incumbent director during the balance of the term for which he was elected.

                  Section 2.4 Annual Meeting; Other Regular Meetings. An annual meeting of the Board of Directors shall be held each year as soon as practicable after the annual meeting of shareholders, at the place where such meeting of shareholders was held or at such other place as the Board of Directors may determine, for the purposes of organization, election or appointment of officers and the transaction of such other business as shall come before the annual meeting. No


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notice of the annual meeting need be given. Other regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time by resolution appoint; and no notice shall be required to be given of any such regular meeting. No minimum number of regular meetings and no more than one annual meeting of the Board of Directors need be called in any year.

                  Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the President or a majority of the directors in office, to be held at such time (as will permit the giving of notice as provided in this Section) and at such place in the Commonwealth of Pennsylvania or elsewhere as may be designated by the person or persons calling the meeting. Notice of the place, day and hour of such special meeting shall be given to each director by the Secretary (i) by written notice deposited in the United States mail not later than during the third full business day immediately preceding the day for such meeting, or (ii) by telephone, telex, facsimile transmission or other oral, written or electronic means received not later than 24 hours before the meeting. The notice need not refer to the business to be transacted at the meeting except action under Article VII of the Bylaws. No minimum number of special meetings of the Board of Directors need be called in any year.

                  Section 2.6 Quorum. A majority of the directors in office shall constitute a quorum for the transaction of business, and actions may be taken by a majority of the members present at any meeting at which a quorum is present.

                  Section 2.7 Powers of Directors. Except as otherwise provided by statute or the Articles of Incorporation, all powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

                  Section 2.8 Informal Action. Any action which may be taken at a meeting of the directors may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the directors in office and filed with the Secretary of the Corporation.

                  Section 2.9 Telephone Participation in Meetings. Any one or more directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                  Section 2.10 Compensation of Directors. Each director of the Corporation who is not a salaried officer or employee of the Corporation or of a subsidiary of the Corporation, shall receive such compensation (whether in cash or otherwise) and reimbursement of expenses for serving as a director and for attendance at meetings of the Board of Directors or any committee appointed by the Board of Directors as the Board of Directors may from time to time determine.



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                                  ARTICLE III

                            COMMITTEES OF DIRECTORS

                  Section 3.1 Appointment and Powers. The Board of Directors may, by resolution adopted by a majority of the directors in office, establish one or more committees, each of which shall consist of one or more of the directors of the Corporation. To the extent provided in the resolution establishing any committee, such committee shall have and may exercise all of the powers and authority of the Board of Directors; provided, however, that no such committee shall have any power or authority as to the following:

                  (i) the submission to the shareholders of the Corporation of any action requiring approval of the shareholders under the Pennsylvania Business Corporation Law of 1988, as amended;

                  (ii) the creation or filling of vacancies in the Board of Directors;

                  (iii) the adoption, amendment or repeal of the By-laws;

                  (iv) the amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board; or

                  (v) action on matters committed by the By-laws or resolution of the Board of Directors to another committee of the Board.

                  Section 3.2 Appointment by Committees of Substitute Members. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous action appoint another director to act at the meeting in the place of any such absent or disqualify member.

                  Section 3.3 Procedure. The Board of Directors may establish reasonable rules and regulations for the conduct of the proceedings of any such committee and may appoint a chairman of the committee who shall be a member thereof and a secretary of the committee who need not be a member thereof. To the extent that the Board of Directors shall not exercise such powers, they may be exercised by the Committee.

                  Section 3.4 Telephone Participation in Meetings. Any one or more committee members may participate in a meeting of a committee of the Board of Directors by means of a



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conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                  Section 3.5 Informal Action. Any action which may be taken at a meeting of any such committee may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all the members of any such committee and filed with the Secretary of the Corporation.

                                   ARTICLE IV

                                    OFFICERS

                  Section 4.1 Enumeration. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chairman, a Chief Executive Officer, a President, one or more Vice-Presidents, a Secretary, a Chief Financial Officer, a Treasurer and, in the discretion of the Board of Directors, such other officers as shall from time to time be chosen and appointed by the Board of Directors. Any two (2) or more offices may be held by one (1) person. Every officer of the Corporation shall hold his or her position at the will of the Board of Directors.

                  Section 4.2 Chairman. The Chairman shall preside at meetings of the Board of Directors and meetings of the shareholders, and he shall perform such other duties and exercise such other powers as the Board of Directors may from time to time prescribe.

                  Section 4.3. Chief Executive Officer. The Chief Executive Officer shall have general charge and control over the affairs of the Corporation, subject to the Board of Directors. The Chief Executive Officer shall sign certificates for shares of capital stock of the Corporation and may, together with the Secretary, execute on behalf of the Corporation any contract which has been authorized by the Board of Directors. In the absence of the Chairman, the Chief Executive Officer shall preside at meetings of the shareholders. In the absence of the President or if the Board of Directors has not appointed a person holding the title of "President," the Chief Executive Officer shall also perform the duties and exercise the powers of president within the meaning of the Business Corporation Law of 1988.

                  Section 4.4 President. In the absence of the Chief Executive Officer or if the Board of Directors has not appointed a person holding the title of "Chief Executive Officer," the President shall perform the duties and exercise the powers of chief executive officer, and shall report to the Board of Directors. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.



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                  Section 4.5 Vice President. The Vice President, or, if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  Section 4.6 Secretary. The Secretary shall keep a record of the minutes of the proceedings of meetings of shareholders and directors and shall give notice as required by statute or these Bylaws of all such meetings. The Secretary shall have custody of the seal of the Corporation and of all the books, records and papers of the Corporation, except such as shall be in the charge of the Treasurer or of some other person authorized to have custody and be in possession thereof by resolution of the Board of Directors. The Secretary shall sign certificates for shares of the capital stock of the Corporation. The Secretary may, together with the Chief Executive Officer, execute on behalf of the Corporation any contract which has been authorized by the Board of Directors.

                  Section 4.7 Treasurer. The Treasurer shall keep accounts of all moneys of the Corporation received and disbursed, and shall deposit all moneys and valuables of this Corporation in its name and to its credit in such banks and depositories as the Board of Directors shall designate. In the absence of the Treasurer or if the Board of Directors has not appointed a person holding the title of "Treasurer," the chief financial officer of the Corporation shall perform the duties and exercise the powers of treasurer within the meaning of the Business Corporation Law of 1988. The Treasurer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                  Section 4.8 Other Officers. The duties and powers of other officers who may from time to time be chosen by the Board of Directors shall be as specified by the Board of Directors at the time of the appointment of such other officers.

                  Section 4.9 Compensation. The salaries and other compensation (whether cash or otherwise) of all officers listed in Sections 4.2 through 4.8 of this Article shall be fixed by, or pursuant to authority delegated by, the Board of Directors.

                  Section 4.10 Additional Duties of Officers. The Board of Directors may from time to time by resolution increase or decrease the duties and powers of the Chairman, the Chief Executive Officer, the President, one or more Vice-Presidents, the Secretary, the Chief Financial Officer, the Treasurer, or any other officer.

                                   ARTICLE V

                                     STOCK



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                  Section 5.1 Issuance of Stock. Shares of capital stock of any class now or hereafter authorized, securities convertible into such shares or options or other rights to purchase such shares or securities may be issued or granted only in accordance with the authority granted by the Board of Directors.

                  Section 5.2 Certificate of Stock. Certificates for shares of the capital stock of the Corporation shall be in the form adopted by the Board of Directors, shall be signed by the Chief Executive Officer or the President and the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation. Where any such certificate is signed by a registrar other than the Corporation or its employee, the signatures thereon of any officer of the Corporation and, where authorized by the Board of Directors, any transfer agent, may be facsimiles. All such certificates shall be numbered consecutively; and the name of the person owning the shares and the date of issue shall be stated on each certificate and entered on the books of the Corporation. In case any officer, transfer agent or registrar who has executed, by facsimile or otherwise, any share certificate shall have ceased to be such officer, transfer agent or registrar by reason of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer, transfer agent or registrar had not ceased to be such at the date of its issue.

                  Section 5.3 Transfer of Stock. Shares of capital stock of the Corporation shall be transferred only on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney. All stock certificates transferred by endorsement thereon shall be surrendered for cancellation and new certificates issued to the transferee.

                  Section 5.4 Lost, Stolen, Destroyed or Mutilated Certificates. New certificates of stock may be issued to replace certificates of stock lost, stolen, destroyed or mutilated, upon such terms and conditions, including proof of loss or destruction, and, if appropriate, the giving of a satisfactory bond of indemnity, as the Board of Directors or as one or more of the officers of the Corporation, as delegated to by the Board of Directors, may determine from time to time.

                  Section 5.5 Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with these Bylaws as it may deem expedient concerning the issue, transfer and registration of certificates of stock of the Corporation. The Board of Directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers, and may require all stock certificates to bear the signature of a transfer agent or assistant transfer agent and a registrar of transfers. The Board of Directors may at any time terminate the appointment of any transfer agent or any assistant transfer agent or any registrar of transfers.

                  Section 5.6 Holders of Record. The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder and owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or right, title or interest in, such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                  Section 5.7 Record Date. The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Company after any record date fixed as provided herein. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided herein for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting. If a record date is not fixed by the Board of Directors: (i) the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held; and (ii) the record date for determining shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary of the Corporation.

                  Section 5.8 Restriction on Transfer Rights. Rights issued pursuant to the Rights Agreement, dated October 1, 1996, between the Corporation and the [Rights Agent], as the same may be amended from time to time (the "Rights Agreement") may be transferred by an Acquiring Person or an Associate or Affiliate of any such Person (as such terms are defined in the Rights Agreement) only in accordance with the terms of, and subject to the restrictions contained in, the Rights Agreement.

                                   ARTICLE VI

                             LIABILITY OF DIRECTORS

                  Section 6.1 Directors' Personal Liability. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action; provided, however, that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or limitation of liability is expressly prohibited by the Business Corporation Law of 1988 or any successor statute as in effect at the time of the alleged action or failure to take action by such director.

                  Section 6.2 Preservation of Rights. Any repeal or modification of this Article shall not adversely affect any right or protection existing at the time of such repeal or modification to which any director or former director may be entitled under this Article. The rights conferred by this Article shall continue as to any person who has ceased to be a director of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

                                  ARTICLE VII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Section 7.1 Mandatory Indemnification of Directors and
Officers.

                  (A) The Corporation shall promptly indemnify, to the fullest extent now or hereafter permitted by law and by Section 7.1(B) hereof, each director or officer (including each former director or officer) (an "indemnitee") of the Corporation who was or is made a party to or a witness in or is threatened to be made a party to or a witness in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether external or internal to the Corporation (a "proceeding"), by reason of the fact that the indemnitee is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees, disbursements and other charges), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such proceeding.

                  (B) Indemnification pursuant to this Section 7.1 shall include but shall not be limited to cases in which indemnification is permitted pursuant to the provisions of Chapter 17, Subchapter D, of the Business Corporation Law of 1988. Indemnification pursuant to this Section 7.1 shall be made in every case described in Section 7.1(A) hereof except:

                  (i) in connection with a proceeding (or any claim, issue or matter therein or any part thereof) initiated by the indemnitee, unless such initiation was authorized by the Board of Directors of the Corporation; or

                  (ii) with respect to any act that is established, by a final, unappealable adjudication adverse to the indemnitee, as having been material to the cause of action so adjudicated and as having constituted either willful misconduct or recklessness; or

                  (iii) with respect to any benefit or advantage gained by the indemnitee to which the indemnitee was not legally entitled; or

                  (iv) in connection with a proceeding by or for the benefit of the Corporation to recover any profit pursuant to the provisions of section 16(b) of the Securities Exchange

         Act of 1934 and regulations thereunder or similar provisions of any applicable state law; or

                  (v) to the extent that the indemnitee actually receives payment under any policy of insurance or is otherwise reimbursed.

                  (C) Notwithstanding the foregoing provisions of this Section 7.1, to the extent that an indemnitee is successful on the merits or otherwise in defense of any proceeding or any part thereof or in defense of any claim, issue or matter therein, including but not limited to obtaining a dismissal without prejudice or a settlement without admission of liability, the indemnitee shall be promptly indemnified by the Corporation against expenses (including attorneys' fees, disbursements and other charges) actually and reasonably incurred by the indemnitee in connection therewith.

                  (D) The right of indemnification pursuant to this Section 7.1 is conferred in order to attract and retain the services of highly qualified directors and officers and to encourage them to make corporate decisions without fear of strike suits and legal harassment. Indemnification pursuant to this Section 7.1 is therefore declared to be consistent with the fiduciary duty of the Corporation's Board of Directors. Except as specifically provided in this Section 7.1, such indemnification shall be made by the Corporation without any requirement that any determination be made or any action be taken by the Board of Directors, shareholders, or legal counsel. A failure of the Board of Directors, shareholders, or legal counsel to make a determination or take action favorable to the claim of an indemnitee for indemnification pursuant to this Section 7.1, or the making of a determination or taking of action adverse to such a claim, shall not preclude indemnification under this Article or create any presumption that the indemnitee is not entitled to such indemnification.

                  Section 7.2 Mandatory Advancement of Expenses to Directors and Officers. The Corporation shall promptly pay all expenses (including attorneys' fees, disbursements and other charges) actually and reasonably incurred by an indemnitee in defending or appearing in any proceeding described in Section 7.1(A) hereof in advance of the final disposition of such proceeding upon receipt of (i) an undertaking by or on behalf of the indemnitee to repay all amounts advanced if it is ultimately specifically determined by a final, unappealable adjudication that the indemnitee is not entitled to be indemnified by the Corporation and (ii) an irrevocable assignment to the Corporation of all payments to which the indemnitee may be or become entitled, under any policy of insurance or otherwise, in reimbursement of any such expenses paid by the Corporation pursuant to this Section 7.2. Notwithstanding the foregoing, no advance payment shall be made by the Corporation pursuant to this Section 7.2 if the Board of Directors reasonably and promptly determines by a majority vote of the directors who are not parties to the proceeding that, based upon the facts known to the Board at the time the determination is made, the matter is of the kind described in Section 7.1(B)(i) or (iv) hereof or the indemnitee's actions were of the kind described in Section 7.1(B)(ii) or (iii) hereof.

                  Section 7.3 Permissive Indemnification and Advancement of Expenses. The Corporation may, as determined by the Board of Directors from time to time:

                  (A) indemnify, to the fullest extent permitted by Section 7.1 hereof, any other person who was or is made a party to or required to appear in, or is threatened to be made a party to or required to appear in, or was or is otherwise involved in, any threatened, pending or completed proceeding by reason of the fact that such person is or was an authorized representative of the Corporation, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, against all expenses (including attorneys' fees, disbursements and other charges), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, with the same effect as though such person were an "indemnitee" as defined in Section 7.1 hereof; and

                  (B) pay expenses incurred by any such other person by reason of his or her participation in any such proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation and to repay all amounts advanced for which he or she is reimbursed under any policy of insurance or otherwise, with the same effect as though such person were an "indemnitee" as defined in Section 7.1 hereof.

                  Section 7.4 Enforcement. If the Corporation refuses or fails to make any payment to an indemnitee required by this Article, the indemnitee shall be promptly indemnified by the Corporation against expenses (including attorneys' fees, disbursements and other charges) actually and reasonably incurred by the indemnitee in connection with the successful establishment of his or her right to indemnification or advancement of expenses, in whole or in part, in an action in a court of competent jurisdiction.

                  Section 7.5 General. Each director or officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs and personal representatives of such person. Indemnification and advancement of expenses under this Article shall be provided whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation. Any repeal or modification of this Article shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article.

                  Section 7.6 Definition of Corporation. For the purposes of this Article, references to "the Corporation" shall include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that (i) any person who is or was an authorized representative of a constituent, surviving or new corporation shall stand in the same position under the provisions of this Article with respect to the surviving or new corporation as such person would if he or she had served the surviving or new corporation in the same capacity and (ii) any person who is or was an authorized representative of the Corporation shall stand in the same position under the provisions of this Article with respect to the surviving or new corporation as such person would with respect to the Corporation if its separate existence had continued.

                  Section 7.7 Definition of Authorized Representative. For the purposes of this Article, the term "authorized representative" shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any direct or indirect subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

                  Section 7.8 Savings Clause. If a court of competent jurisdiction determines that any provision of this Article requires the Corporation to take an action that would violate applicable law, such provision shall be limited or modified in its application to such action to the minimum extent necessary to avoid such violation of law, and, as so limited or modified, such provision and the balance of this Article shall be enforceable in accordance with their terms to the fullest extent permitted by applicable law, including but not limited to the Business Corporation Law of 1988.

                  Section 7.9 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was an authorized representative of the Corporation, against any liability asserted against or incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

                  Section 7.10 Funding to Meet Indemnification Obligations. The Board of Directors, without approval of the shareholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification, the advancement and reimbursement of expenses, and the purchase and maintenance of insurance referred to in this Article. The Corporation may, in lieu of or in addition to the purchase and maintenance of insurance referred to in Section 7.9 hereof, establish and maintain a fund of any nature or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article or otherwise.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section 8.1 Corporate Seal. The Corporate seal of the Corporation shall be a circular seal with the name of the Corporation and state of incorporation around the border or a seal in such form as the Board of Directors shall from time to time determine.

                  Section 8.2 Fiscal Year. The fiscal year of the Corporation shall be as designated by the Board of Directors.

                  Section 8.3 Authorization. All checks, notes, vouchers, warrants, drafts, acceptances and other orders for the payment of moneys of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                  Section 8.4 Inapplicability of Subchapter 25E. Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (former Section 910 of the Pennsylvania Business Corporation Law of 1933, as amended), shall not be applicable to the Corporation.

                  Section 8.5 Inapplicability of Subchapter 25F. Subchapter F of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended (former Section 911 of the Pennsylvania Business Corporation Law of 1933, as amended), shall not be applicable to the Corporation.

                  Section 8.6 Inapplicability of Subchapter 25G. Subchapter G of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to the Corporation.

                  Section 8.7 Inapplicability of Subchapter 25H. Subchapter H of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, shall not be applicable to the Corporation.

                                   ARTICLE IX

                                   AMENDMENTS

                  The authority to adopt, amend or repeal the Bylaws of the Corporation is expressly conferred upon the Board of Directors, which may take such action by the affirmative vote of a majority of the whole Board of Directors at any annual, regular or special meeting duly convened after notice of that purpose, subject always to the power of the shareholders to adopt, amend or repeal the Bylaws of the Corporation by the affirmative vote of the holders of two-thirds of the outstanding shares of common stock of the Corporation. Any change in the Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.